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                                                                 EXHIBIT 23.1



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Amendment No. 3 to the Registration Statement (Form S-3 No. 333-26079) and related Prospectus of Biocircuits Corporation for the registration of 16,603,360 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1997 with respect to the financial statements of Biocircuits Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       /S/ ERNST & YOUNG LLP


Palo Alto, California
August 19, 1997